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                                                                     Exhibit 5.1


                     [LETTERHEAD OF SHEARMAN & STERLING LLP]


                                November 5, 2004

MemberWorks Incorporated
680 Washington Boulevard, Suite 1100
Stamford, CT 06901


Ladies and Gentlemen:

         We have acted as counsel to MemberWorks Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the issuance of the Company's 9 1/4% Senior Notes due 2014 (the "Exchange Notes") and the unconditional guarantees by the subsidiary guarantors listed on Schedule I hereto (collectively, the "Subsidiary Guarantors") as to the payment of principal and interest on the Exchange Notes (the "Exchange Note Subsidiary Guarantees"). Pursuant to the Registration Statement, the Company is offering to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding unregistered 9 1/4% Senior Notes due 2014 (the "Old Notes"), and to exchange the Exchange Note Subsidiary Guarantees for the unconditional guarantees as to the payment of principal and interest on the Old Notes by the Subsidiary Guarantors (the "Old Note Subsidiary Guarantees"). The Exchange Notes and the Exchange Note Subsidiary Guarantees will be registered under the Securities Act as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus") and will be issued upon consummation of the Exchange Offer. The Old Notes and Old Note Subsidiary Guarantees were, and the Exchange Notes and the Exchange Note Subsidiary Guarantees will be issued pursuant to an indenture, dated as of April 13, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and LaSalle Bank National Association, as trustee (the "Trustee").

         In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

         (a) the Registration Statement;

         (b) the Prospectus;

         (c) the Indenture;

         (d) the registration rights agreement dated April 13, 2004 by and among the Company, the guarantors party thereto and Lehman Brothers Inc., UBS Securities LLC and ABN AMRO Incorporated (the "Registration Rights Agreement");
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         (e) the Old Notes;

         (f) a specimen of the Exchange Notes;

         (g) the Old Note Subsidiary Guarantees; and

         (h) a specimen of the Exchange Note Subsidiary Guarantees.

The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the "Opinion Documents".

         We have also reviewed originals or copies of such other corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and of officers of the Company and the Subsidiary Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

         In our review of the Opinion Documents and other documents, we have assumed:

         (a) The genuineness of all signatures;

         (b) The authenticity of the originals of the documents submitted to us;

         (c) The conformity to authentic originals of any documents submitted to us as copies.

         (d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Subsidiary Guarantors.

         (e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

         (f) That each of the Subsidiary Guarantors is duly organized and validly existing, in good standing in its jurisdiction of incorporation or formation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Exchange Note Subsidiary Guarantee.

         We have not independently established the validity of the foregoing assumptions.

         "Generally Applicable Law" means the federal law of the United States of America, the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of our opinion in paragraph 1 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the
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Company and, the Opinion Documents or such transactions governed by the Opinion
Documents solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

         Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Indenture has been duly executed and delivered by the Company, and assuming that the Indenture has been duly authorized, executed and delivered by each Subsidiary Guarantor and the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

         2. If and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with terms of the Indenture and the Registration Rights Agreement and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

         3. Assuming that the Exchange Note Subsidiary Guarantees to be endorsed on the Exchange Notes have been duly authorized, executed and delivered by each of the Subsidiary Guarantors in accordance with the terms of the Indenture and the Registration Rights Agreement, and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Note Subsidiary Guarantees will be the legal, valid and binding obligations of the Subsidiary Guarantor which issued such Exchange Note Subsidiary Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms and entitled to the benefits of the Indenture.

         Our opinions expressed above are subject to the following qualifications:

         (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

         (b) Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         (c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

         This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
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         This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.


                                      Very truly yours,


                                      /S/ SHEARMAN & STERLING LLP
                                      ---------------------------



STG/MFM/RRL
CCP
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                                   Schedule I


Billing Services International, Inc.

Best Benefits, Inc.

Impaq Marketing Corp.

MyHealthySavings.com, Inc.

CountryWide Dental, Inc.

Lavalife, Inc.

Interactive Media Group (USA) Ltd.

Interactive Media Consolidated, Inc.

MemberWorks Canada LLC

Interactive Voice Media Baltimore LLC

Interactive Voice Media Colorado LLC

Interactive Voice Media Georgia LLC

Interactive Voice Media Michigan LLC

Interactive Voice Media New Jersey LLC

Interactive Voice Media New York LLC

Interactive Voice Media Ohio LLC

Interactive Voice Media Pennsylvania LLC

Lavalife Washington D.C. LLC

Quota-Phone, Inc.

Barnes Holding Corp.

Interactive LA Voice Media Corp.

Interactive SJ Voice Media Corp

Interactive Voice Media (CA) Corp.

Interactive Voice Media (Sacramento) Corp.

Coverdell & Company Inc.

Discount Development Services, LLC

Uni-care Inc.

Interactive Media (IL) Corp.

Interactive Media MO Corp.

Interactive Voice Media (MN) Corp

Interactive (TX) Voice Media Corp.

Lavalife Corp.